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                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT


     This Agreement (the "Agreement") is entered into as of October 1, 1996, by and between Arnold Smith, M.D. ("Consultant") and PathoGenesis Corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

     In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1. Consulting Services. The Company engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on October 1, 1996 and terminating on September 30, 2000. The Parties agree that Consultant will not have any authority to bind or act on behalf of the Company. During this period, Consultant shall render such consulting and advisory services in connection with the Company's business as the Company from time to time requests, which services shall include, but not be limited to, those relating to membership on the Company's Science Advisory Board. Consultant shall perform such services as and where requested by Company and when agreed to mutually by Company and Consultant.

     2. Compensation. In consideration of Consultant's services set forth in paragraph 1 above, the Company will pay to Consultant $50,000 per year, such payment to be made in quarterly installments. In addition, the Company will grant Consultant an option, under the Company's 1992 Stock Option Plan, to purchase 10,000 shares of the Company's common stock at an exercise price determined by the Company at the time of grant. A copy of the plan is attached. The Company shall also promptly reimburse Consultant for reasonable travel expenses actually incurred by Consultant in connection with such services.

     3. Termination. This Consulting Agreement shall terminate on September 30, 2000 unless either the Company or Consultant delivers written notice to the other Party, indicating such Party's intention to terminate this Consulting Agreement. This Consulting Agreement shall then terminate 30 days after the delivery of such termination notice.


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     4.   Confidential Information. Consultant acknowledges that the information, observations and data relating to the business of the Company and its respective affiliates which Consultant has obtained as a consultant of the Company or will obtain during the course of Consultant's association with the Company and its affiliates and Consultant's performance under this Agreement are the property of the Company. Consultant agrees that Consultant will not use property of the Company. Consultant agrees that Consultant will not use for Consultant's own purposes or disclose to any third party any of such information, observations or data without the prior written consent of A. Bruce Montgomery, M.D., Senior Vice President of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions to act. The disclosure of any of such information or data in a publication, such as a patent, shall not alter Consultant's obligations under this paragraph with respect to any information, observations or data not included in such publication.

     Notwithstanding any other provision hereof, Consultant shall provide the Company with prompt notice of any judicial, administrative, governmental or other order, request or demand to disclose any of such information, observations or data.

     5. Intellectual Property. In the event that Consultant as part of Consultant's activities on behalf of, or pursuant to any agreement with, the Company generates or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice) (collectively, "Intellectual Property"), Consultant acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Consultant will promptly and fully disclose all Intellectual Property to the Company and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and executing all documents as reasonably requested by the Company).

     6. Tax Returns. Consultant agrees that Consultant will file all tax returns and reports required to be filed by Consultant on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation SS.31.3121(d) - 1(c) (2). Further, Consultant agrees that Consultant will indemnify the Company for the amount of any employment taxes paid by the Company as the result


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of the Company not withholding employment taxes from the Consulting Payment. The
Consultant's tax identification or social security number is 91-1543454.

     7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and Consultant's legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

     8. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     9. Governing Law. This Agreement shall in all respects be interpreted, enforced, governed by and construed under the laws of the State of Illinois, excluding that body of law applicable to choice of law.

     10. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.


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     11.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party.

     12. Consultant's Representations. Consultant represents and warrants to the Company that Consultant's execution and delivery of this Agreement does not conflict with, or result in the breach of or violation of, any other agreement, order, judgment or decree to which Consultant is bound.

     13. Notice. Any notice required or permitted hereunder shall be given in writing and mailed (by certified or registered mail), telecopied (confirmed by certified or registered mail), cabled or personally delivered to the other Party hereto at Party's address or telecopy number shown below:

          If to the Company:

          PathoGenesis Corporation
          201 Elliott Avenue West, Suite 150
          Seattle, Washington 98119
          Attn: A. Bruce Montgomery, M.D., Senior Vice President
          Telecopy: (206) 282-5065

          If to Consultant:

          Arnold Smith, M.D.
          Department of Molecular Microbiology
            and Immunology
          University of Missouri
          M-642, Medical Center Drive
          Columbia, Missouri 65212

or at such other address or telecopy number as such Party may designate by ten days advance written notice to the other Party.

     14. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.


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     15.  Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.

                                             PATHOGENESIS CORPORATION

                                             /s/A. Bruce Montgomery, M.D.
                                             ----------------------------------
                                             A. Bruce Montgomery, M.D.
                                             Senior Vice President



                                             CONSULTANT

                                             /s/Arnold Smith, M.D.
                                             ----------------------------------
                                             Arnold Smith, M.D.
                                             1 Oct 96


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